Exhibit 10.19

Anhui Fuyang Xin Te Pharmaceutical Co. Ltd., Sales Contract

                                                                       Date: 2008-07-23

Seller: Anhui Fuyang Xinte Pharmaceutical Company
Buyer: Helpson Medical & Biotechnology Co., Ltd.

Name of Product	Quality standard and specification	Unit	Unit price (RMB)	Quantity	Amount(RMB)
Clarithromycin raw material		kg	2200.00	500	1,100,000.00
Buflomedil Hydrochloride raw material		kg	2180.00	500	1,090,000.00

Total amount	Two million one hundred one ninety thousand only				2,190,000.00
1.	Quality standard: follow the requirement of the Pharmacopoeia

2.	Drug Package Standard: follow the relevant requirement and cargo delivery requirement

3.	Every piece of package concludes a product quality certification

4.	Ways of transportation: a. consign to the delivery company; b. by seller; c. by buyer

5.	Place of delivery: a. seller; b. buyer

6.	Freight: a. seller; b. buyer

7.	Terms of payment: a. T/T; b. Check

8.	Dispute: both parties will negotiate for any dispute under this agreement in Fuyang

9.	Others:

10.	This contract will enter effect after sign and seal of both parties.

11.	This contract is in duplicate for each party

Seller: Anhui Fuyang Xinte Pharmaceutical Company
Address: No. 6 Hesha Rd. Fuyang City, Anhui Province
Tax number: 341201151836999
Bank: Bank of China Lian Chi Branch
Bank account number: 03211308091001
Phone: 0558-2210018
Fax: 0558-2210098
Postal code: 236018
Legal person: Lihu Yang

Buyer: Helpson Medical & Biotechnology Co., Ltd.
Address: C09-2 Bonded Zone, Haikou
Tax number: 46010062000933X
Bank: Commercial Bank Jinpan Branch
Bank account number: 2201020119000024276
Phone: 0898-66811911
Fax: 0898-66819024
Legal person: Zhilin Li

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